UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to section 13 or 15(d) of
                     the Securities exchange act of 1934


Date of Report (Date of earliest event reported): May 12, 1997
                                                 ----------------


                          Ion Laser Technology, Inc.
  --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Utah
  --------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)


         0-17594                                   87-0410364
---------------------------         --------------------------------------
  (Commission file number)             (I.R.S. Employer Identification No.)



   3828 South Main Street
   Salt Lake City, Utah                                        84115
---------------------------------------------------------------------------
  (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (801) 262-5555



                                Not Applicable
 ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.    Other Events

     On May 12, 1997, Ion Laser Technology, Inc., a Utah corporation (the "Company") closed a private placement of 428,572 shares of Common Stock of the Company (the "Shares"), and options to purchase 500,000 shares of Common Stock (the "Options"), pursuant to a Securities Purchase Agreement dated as of May 8, 1997 (the "May 1997 Purchase Agreement"). The total consideration received by the Company for the Shares and the Options in this offering was $3,000,000. The Options are exercisable at any time until the close of business on May 1, 2007, at an exercise price of $9.00 per share. The Shares and Options were sold to two purchasers (the "Purchasers"), both of whom are either accredited persons or non-U.S. persons as defined by rules promulgated by the SEC under the Securities Act of 1933. The Shares, and the shares of Common Stock underlying the Options, are restricted and may not be transferred or sold, except as permitted by the May 1997 Purchase Agreement, for a period of one year after their acquisition by the Purchasers. The Shares, including the shares issuable upon exercise of the Options, are subject to certain piggy-back and demand registration rights, as provided by a separate Registration Rights Agreement dated as of May 8, 1997.

Item 9.  Sale of Equity Securities Pursuant to Regulation S.

     The two Purchasers in the private placement had invested in the Company previously by purchasing shares of Common Stock and options to purchase Common Stock under a Securities Purchase Agreement dated as of April 1, 1996 (the "Original Purchase Agreement"). As further consideration for the May 1997 purchase described above, the Company also agreed to amend the option agreements granted to the Purchasers in April 1996, relating to an aggregate of 966,667 shares of Common Stock, (the "Old Options"), such that: (i) the purchase price of the shares underlying the Old Options was changed from $20.00 per share to $9.00 per share, and (ii) any provisions in the Old Options, or in the Original Purchase Agreement, purporting to restrict by contractual agreement the resale of shares of Common Stock underlying the Old Options for a period of two years from April 1, 1996, were deleted.

     Of the 428,582 Shares sold by the Company on May 12, 1997, 342,858 shares were sold to LCO Investments, Ltd. ("LCO"), a corporation organized under the laws of Guernsey, Channel Islands, and whose business address is located in the Channel Islands.

     Of the Options to purchase 500,000 shares of Common Stock granted by the Company on May 12, 1997, options to purchase up to 400,000 shares at an exercise price of $9.00 per share were granted to LCO.

     The consideration paid by LCO to the Company for LCO's shares and options was U.S. $2,400,000.

     For the sale of shares and options to LCO, the Company claimed the exemption from registration pursuant to Regulation S promulgated by the Securities and Exchange Commission. The Company's sale to LCO was made in an "offshore transaction," as defined in Regulation S, and no "directed selling efforts" were made in the United States by the Company or any person acting on behalf of the Company. LCO has certified in the May 1997 Purchase Agreement that it is not a "US person," as defined in Regulation S, and that it will resell the securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration. The certificates representing the Shares and Options contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, and the Company is required to refuse to register any transfer of the securities not made in accordance with the provision of Regulation S.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Ion Laser Technology, Inc.


                                      By: /s/ E. Wyatt Cannady
                                      ------------------------------------
                                      E. Wyatt Cannady
                                      President and CEO


Date: June 3, 1997